EXHIBIT 3.3

BYLAWS

OF

FUELNATION INC.

(A FLORIDA CORPORATION)

i

5.	Term; Resignation	7
6.	Chief Executive Officer	8
7.	President	8
8.	Vice presidents	8
9.	Secretary	8
10.	Treasurer	8
11.	Other Officers, Employees and Agents.	8
ARTICLE FIVE – CERTIFICATES FOR SHARES
1.	Issue of Certificates	9
2.	Legends for Preferences and Restrictions on Transfer	9
3	Facsimile Signatures	9
4	Lost Certificates	9
5.	Transfer of Shares	10
6.	Registered Shareholders	10
7.	Redemption of Control Shares	10
ARTICLE SIX - GENERAL PROVISIONS
1.	Dividend	10
2.	Reserves	10
3.	Checks	10
4.	Fiscal Year	10
5.	Seal	10
6.	Gender	11
ARTICLE SEVEN - AMENDMENTS OF BYLAWS		11
ARTICLE EIGHT – CORPORATE INDEMNIFICATION PLAN
1.	Definitions	11
2.	Indemnification	12
3.	Successful Defense	13
4.	Court Ordered Indemnification	13
5.	Authorization	14
6.	Advancement of Expenses	14
7.	Continuing Indemnification	14
8.	Liability Insurance	14
9.	Statement to Shareholders	14
10.	Employee and Agents	15
11.	Indemnification Hereunder in Addition to Other Rights	15
12.	Indemnification to Fullest Extent of Law	15
13.	Limitation

ii

FUELNATION INC.

BYLAWS

ARTICLE ONE

OFFICES

Section 1.

Registered Office.

The registered office of FUELNATION INC., a Florida corporation (the “Corporation shall be located in the State of Florida, unless otherwise designated by the Board of Directors.

Section 2.

Other Offices.  The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation flay require.

ARTICLE TWO

MEETINGS OF SHAREHOLDERS

Section 1.

Place.

  All annual meetings of shareholders shall be held at such place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof- Special meetings of shareholders may be held at such place, within or without the State of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.

Time of Annual Meeting.

Annual meetings of shareholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided that there shall be- an annual meeting held every year at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting..

Section 3.

Call of Special Meetings.

Special meetings of the shareholders shall be held if called by the Board of Directors, the Chief Executive Officer, or if the holders of not less than 50 percent of all the votes entitled to be cast on any issue proposed to be Considered at the proposed special meeting sign, date, and deliver to the secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

Section 4.

Conduct of Meetings.  The Chairman of the Board (or in his absence, the Vice Chairman at the Board, if any. or it none, the Chief Executive Officer, President or such other designee of the Chairman of the Board) shall preside at the annual and special meetings of shareholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law or in these Bylaws.

Section 5.

Notice and Waiver of Notice.   Except as otherwise provided by law, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the day of the meeting, either personally or by first-class mail, by or at the direction of the Chief Executive Officer, the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first- class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Co with postage thereon prepaid If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is trade at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Whenever any notice is required to be given to any shareholder, a w thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver or (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

Section 6.

Business of Special Meeting.  Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 7.

Quorum.  Shares entitled to Vote as a separate Voting group may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or these bylaws, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to tine without further notice. After a quorum has been established at any shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented f or any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that unless a new record date is or must be set for that adjourned meeting.

Section 8.

Voting Per Share.

 Except as otherwise provided in the Articles of Incorporation or by law, each shareholder is entitled to one vote for each outstanding share held by him on each matter voted at a shareholders’ meeting.

Section 9.

Voting of Shares.

A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the co Shareholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares, Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so tiled shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interests The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 10.

Proxies.  Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for such persons may vote the shareholder’s shares in person or by proxy. Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photo static, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest.

Section 11.

Shareho1der List.

After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders list must be available for inspection by any shareholder for a period of 10 days prior to the meeting or such shorter time as exists between the record date arid the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the Office of t Corporation’s transfer agent or registrar. Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders’ list (s to the requirements of law), during regular business hours and at his expense, during the period it is avai1 for inspection. The Corporation shall make the shareholders’ list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 12.

Action Without Meeting.

Any action required by law to be taken at a meeting of shareholders, or any action that may be taken at a meeting or shareholders, ‘nay be taken without a meeting or notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of shareholders taken at such a meeting.

Section 13.

Fixing Record Date.

  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days, and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 13, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting or as required by law.

Section 14.

Inspectors and Judges.  The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need riot, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge rails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding arid the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or then.

Section 15.

Voting for Directors.

    Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

ARTICLE THREE

DIRECTORS

Section 1.

Number, Election and Term.  The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of Directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in section 2 of this Article, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida, shareholders of the Corporation or citizens of the United States. Any director may be removed at any time, with or without cause, at a special meeting or the shareholders called for that purpose.

Section 2.

Vacancies.

A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative Vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.

Section 3.

Powers.   Except as provided in the Articles of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its Board of Directors.

Section 4.

Place of Meetings.

Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

Section 5.

Annual Meeting.

The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.

Section 6.

 Regular Meetings.

Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 7.

Special Meeting and Notice.   Special meetings of the Board of Directors may be called by the Chairman of the Board or by the Chief Executive Officer and shall be called by the Secretary on the written request of any two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours before the meeting. Except as required by statute, neither the business to be transacted at nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their address appearing on the books of the Corporation... Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telegram, teletype or other form of electronic communication. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or prompt upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 8.

Quorum Required Vote; Presumption of Assent.

   A majority of the number of directors fixed by, or an the manner provided in, these bylaws shall constitute a quorum for the transaction of business; provided, however that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board or Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting Or transacting specific business at the meeting, or he votes against or abstains from the action, taken.

Section 9.

Action without Meeting.

Any action required Or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 9 shall have the effect of a meeting vote and may be described as such in any document.

Section 10.

Conference Telephone or Similar communications Equipment Meetings. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting f or the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

Section 11.

Committees.

   The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in Such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board or Directors is required by statute. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Section 12.

Compensation of Directors.

   The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13.

Chairman of the Board.

The Board of Directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

ARTICLE FOUR

OFFICERS

Section 1.

Positions.  The officers of the Corporation Shall consist of a President, a Secretary and a Treasurer, and, if elected by the Board of Directors by resolution, a Chairman of the board and/or one or more Vice Presidents. Any two or more offices may be held by the same Person.

Section 2.

Election of Specified Officers by Board.

The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Treasurer.

Section 3.

Election or Appointment of Other Officers.   Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the Chief Executive officer of the Corporation. The Board of Directors shall be advised of appointments by the Chief Executive Officer at or before the next scheduled Board of Directors meeting.

Section 4.

Salaries.  The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the Chief Executive Officer of the corporation or pursuant to his direction.

Section 5.

Term; Resignation.

 The officers of the Corporation s hold off ice until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the Chief Executive Officer of the Corporation may be removed, with or without cause, by the Board of Directors. Any officer or agents appointed by the Chief Executive Officer of the Corporation pursuant to Section 3 of this Article Four may also be removed from such officer positions by the Chief Executive Officer with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, and removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the Chief Executive Officer of the Corporation, by the Chief Executive - or the Board of Directors. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date an the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 6.

Chief Executive Officer.

The Chief Executive Officer shall be the Chief Executive or officer of the Corporation shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 7.

President.

The President shall act in a general executive capacity and shall assist the Chief Executive Officer and, subject to the direction and control of the Chief Executive Officer, assist the Chief Executive Officer in the management, administration, and operation of the corporation business and in the supervision of its policies and affairs and over its several officers, agents and employees. At the request of the Chief Executive Officer, or in the case of this absence or inability to act, the President shall perform the duties of the Chief Executive Officer, and, when so acting, shall have all the powers of the chief Executive Officer and shall be subject to all the restrictions upon the Chief Executive Officer and shall not act contrary to the policies set by the Board of Director or the Chief Executive Officer.

Section 8.

Vice Presidents.  The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, Shall, in the absence or disability of the President, per C the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may from time to time delegate.

Section 9.

Secretary.

The Secretary shall attend all meetings of the Board of Directors and all meetings of the share holders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept f or that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

Section 10.

Treasurer.

The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as treasurer and of the financial condition of the Corporation unless otherwise specified by the Board of Directors, the Treasurer shall be the Corporation’s Chief Financial Officer.

Section 11.

Other Officers, Employees and Agents.

Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the

Board of Directors, the officer so appointing him and such Officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

ARTICLE FIVE

CERTIFICATE FOR SHARES

Section 1.

Issue of Certificates.

   The Corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

Section 2.

Legends for Preferences and Restrictions on Transfer.  The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge; a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERIED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDERS EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”

Section 3.

Facsimile Signatures.   The signatures of the Chairman of the Board, the Chief Executive Officer, the President or a Vice president and the Secretary or Assistant Secretary upon a certificate ‘nay be facsimiles, if the certificate is manually signed by a transfer agent, or registered by .a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

Section 4.

Lost Certificates.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been Lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost; or destroyed certificate or certificates or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5.

Transfer of Shares.

 Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.

Registered Shareholders.

The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

Section 7.

Redemption of Control Shares.

As provided by the Florida Business Corporation Act, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the corporation, the Corporation may redeem the control shares at fair market value at any time during the 50-day period after the last acquisition of such control shares. U a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may be redeemed by the Corporation only if such shares are not accorded full voting rights by the shareholders as provided by laws

ARTICLE SIX

GENERAL PROVISIONS

Section 1.

Dividends.

The Board of Directors may from time to time declare, and the Co. may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.

Section 2.

Reserves.  The Board of Directors may by resolution create a reserve or reserved out surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

Section 3.

Checks.   All checks or deposits for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4.

Fiscal Year.

The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise fixed by resolution of the Board of Directors.

Section 5.

Seal.

The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.

Gender.   All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

ARTICLE SEVEN

AMENDMENTS OF BYLAWS

Unless otherwise provided by law, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by action of the Board of Directors.

ARTICLE EIGHT

CORPORATE INDEMNIFICATION PLAN

Section 1.

Definitions. For purposes of this Article VIII, the following terms shall have the meanings hereafter ascribed to them:

(a)

"Corporation" includes, as the context may require, FuelNation, Inc., any resulting corporation and any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, is in the same position with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence had continued.

(b)

"Expenses" include, without limitation, all costs, expenses, attorneys' fees, and paralegal expenses incurred by the director or officer in, for or related to the Proceeding or in connection with investigating, preparing to defend, defending, being a witness in or participating in the Proceeding, including such costs, expenses, attorneys' fees and paralegal expenses incurred on appeal. Such attorneys' fees shall include without limitation, (i) attorneys' fees incurred by the director or officer in any and all judicial or administrative proceedings, including appellate proceedings, arising out of or related to the Proceedings; (ii) attorney's fees incurred in order to interpret, analyze or evaluate that person's rights and remedies in the Proceedings or under any contracts or obligations which are the subject of such Proceeding; and (iii) attorneys' fees to negotiate with counsel for any claimant, regardless of whether formal legal action is taken against him.

(c)

"Liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed to any employee benefit plan), and Expenses actually and reasonably incurred with respect to a Proceeding.

(d)

"Not Opposed to the Best Interest of the Corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interest of the Corporation or the participants and beneficiaries of an employee benefit plan, as the case may be.

(e)

"Other Enterprises" include employee benefit plans.

(f)

"Proceeding" includes any threatened, pending, or complete action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal to which the person is a party by reason of the fact the he is or was a director or officer of the Corporation or is now or was Serving at the Request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or Other Enterprise.

(g)

"Serving at the Request of the Corporation" includes any service as a director or officer of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

Section 2.

 Indemnification. The Corporation shall indemnify to the fullest extent permitted by law and shall advance Expenses therefore to any director or officer who was or is a party to any Proceeding, against Liability incurred in connection with such Proceeding, including any appeal thereof; provided, however, that no indemnification under this Section 2 shall be made:

(a)

If a judgment or other final adjudication established that the person's actions or omissions to act were material to the cause of action adjudicated and such actions or omissions constitute either:

(1)

A violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(2)

A transaction from which the director or officer derived an improper personal benefit;

(3)

In the case of a director, a circumstance under which the Liability provisions of Fla. Stat. 607.0834 are applicable; or

(4)

Willful misconduct or a conscious disregard for the best interest of the Corporation in a Proceeding by or in the right of the Corporation to procure a judgment in its favor in a Proceeding by or in the right of a shareholder.

(b)

Unless authorized in the specific case by either:

(1)

The board of directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding;

(2)

If such a quorum is not obtained or, even if obtained, a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the Proceeding;

(3)

Independent legal counsel:

(i)

Selected by the board of directors prescribed in paragraph (b)(1) or the committee prescribed in paragraph (b)(2);

(ii)

If a quorum of the directors cannot be obtained for paragraph (b)(1) and the committee cannot be designated under paragraph (b)(2) selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(4)

The shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such Proceeding or, if no such quorum is obtainable, a majority vote of shareholders who were not parties to such Proceeding.

(c)

Upon determination that:

(1)

In a Proceeding other than an action by, or in the right of, the Corporation, the person did not act in good faith and in a manner he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation and, with respect to any criminal action or Proceeding, had reasonable cause to believe his conduct was unlawful;

(2)

In a Proceeding by, or in the right of, the Corporation to procure a judgment in its favor, the person did not act in good faith and in a manner he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation; provided, further, that the parties described in Sections 2(b)(l)-(4) shall not authorize any indemnification in such a Proceeding if the person has been adjudged to be liable therein. The foregoing provision shall not preclude or limit indemnification under the mandatory indemnification provision of Section 3 or as directed by the court pursuant to Section 4;

(3)

For purposes of making the determinations set forth in (c)(1) and (c)(2) above, the fact that a Proceeding was terminated by a judgment, order, settlement or conviction or upon plea of nolo contenders or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation or, with respect to any criminal action or Proceeding, that the person has reasonable cause to believe that his conduct was unlawful.

Section 3.

Successful Defense. In all events, and notwithstanding the conditions and qualifications set forth in Section 2 above, the Corporation shall indemnify a director or officer who has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, against Expenses actually and reasonably incurred by him in connection therein.

Section 4.

Court Ordered Indemnification. Notwithstanding the failure of the Corporation to provide indemnification due to a failure to satisfy the conditions of Section 2(a)(l)-(4) and despite any contrary determination of the board or of the shareholders in the specific case, a director or officer of the Corporation who is or was a party to a Proceeding may apply for indemnification or advancement of Expenses, or both, to the court conducting the Proceeding, to the circuit court, or to another court of competent jurisdiction, and such court may order indemnification and advancement of Expenses, including Expenses incurred in seeking court-ordered indemnification or advancement of Expenses, if it determines that:

(a)

The director or officer is entitled to mandatory indemnification under Section 3, in which case the court shall also order the Corporation to pay such person reasonable Expenses incurred in obtaining court-ordered indemnification or advancement of Expenses;

(b)

The director or officer is entitled to indemnification or advancement of Expenses, or both, under Section 2; or

(c)

The directors or officer is fairly and reasonably entitled to indemnification or advancement of Expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standards of conduct set forth in Section 2(a)(l)-(4) or Section 2(b)(l)-(4).

Section 5.

Authorization. If a judgment or other final adjudication establishes that the person's actions or omissions to act were material to the cause of action adjudicated and such actions or omission constitute a violation of the standards set forth in Section 2(a)(l)-(4), then the Corporation shall cause one or more of the meetings described in Section 2(b)(l)-(4) to be held for the purpose of determining and authorizing indemnification.

Section 6.

Advancement of Expenses. Expenses incurred by an officer or director in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article VIII. Expenses incurred by other employees or Agents may be paid in advance upon such terms or consideration that the board of directors deems appropriate.

Section 7.

Continuing Indemnification. Indemnification and advancement of Expenses as provided in this Article shall continue as, unless otherwise provided when such indemnification and advancement of Expenses was authorized or ratified, to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 8.

Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

Section 9.

Statement to Shareholders. If any Expenses or other amounts are paid by way of indemnification other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to the shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event within fifteen (15) months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election , on of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

Section 10.

Employee and Agents. The board of directors may authorize indemnification or advancement of expenses in favor of other employees or agents upon such terms or conditions as the board of directors may deem appropriate under the circumstances, and may enter into agreement thereof with such employees and agents.

Section 11.

Indemnification Hereunder in Addition to Other Rights. The rights of an officer or director hereunder shall be in addition to any other rights such person may have under the Corporation's Articles of Incorporation or the Florida General Corporation Act or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict such person's right to indemnification under any such other provision. It is the intent of this Bylaw to provide the maximum indemnification possible under the applicable law. To the extent applicable law or the Articles of Incorporation of the Corporation, as in effect on the date hereof or at any time in the future, permit greater indemnification than is provided for in this Bylaw, the parties hereto agree that Indemnitee shall enjoy by this agreement the greater benefits so afforded by such law or provision of the Articles of Incorporation, and this Bylaw and the exceptions to indemnification set forth in Section 2(a), to the extent applicable, shall be deemed amended without any further action by the Corporation to grant such greater benefits.

Section 12.

Indemnification to Fullest Extent of Law. This Article VIII shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to be invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected. The provisions of this Article VIII shall be applicable to all Proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after its adoption.

Section 13.

Limitations. In no event shall the Corporation indemnify an officer or director against any Liability or advance Expenses arising out of or relating to a Proceeding brought by, on behalf of, or for the benefit of, such officer or director against the Corporation.

I, the undersigned President of the corporation, hereby certify that these bylaws were adopted by Consent in Lieu of Meeting of the Directors on the 30th day of June 2008.

Chris Salmonson, President